UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Effective October 25, 2006, Altria Group, Inc. (“Altria”) entered into an indemnity agreement with each of the members of its Board of Directors (“Board”). The agreement, a form of which was approved by the Board on October 25, 2006, provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by members of the Board in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and Altria’s Restated Articles of Incorporation. The agreement also outlines procedures for requesting and obtaining the payment of expenses.

The form of agreement is attached as Exhibit 10.1 and incorporated by reference, and the foregoing description is qualified in its entirety by the provisions of the form of agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Form of Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ G. PENN HOLSENBECK
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: October 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement.